Exhibit 10.15

ASSET CONTRIBUTION AND COMBINATION AGREEMENT

THIS ASSET CONTRIBUTION AND COMBINATION AGREEMENT (this "Agreement") is entered into on January 31, 2008, by and among TRUST BENEFITS ONLINE, LLC, a Delaware limited liability company ("TBOL"), INFORMATION CONCEPTS, INC., a California corporation ("ICI"), ASSOCIATED THIRD PARTY ADMINISTRATORS, INC., a California corporation ("ATPA"), SCOTT VANDEURSEN ("VanDeursen"), BRUCE L. BILLER (“Biller”), RONALD JENSEN (“Jensen”), and BENEFITS TECHNOLOGIES, LLC, a Delaware limited liability company (the "Company") (each party shall sometimes be referenced to herein as a "Party" and, collectively, as the "Parties").

EXPLANATORY STATEMENT

A. ATPA is a third party administrator of single and multi-employer employee benefit plans, including, without limitation, Taft-Hartley/ERISA benefit funds.

B. TBOL is engaged in the business of designing, creating and maintaining interactive web sites for employee benefit plan participants and software application programs for the administration and management of employee benefit plans (the "TBOL Business").

C. VanDeursen is the Chief Executive Officer of TBOL.

D. ICI is engaged in the business of designing, creating and maintaining interactive web sites for Taft-Hartley employers and software application programs for the administration and management of employee benefit plans (the "ICI Business"). Biller, the president of ICI, and Jensen, the vice president of ICI, together own all of the issued and outstanding capital stock of ICI (Biller and Jensen shall be referred to herein as the "ICI Stockholders").

E. The Parties deem it advisable and in their best interests to contribute certain assets to the Company, so that, upon the consummation of the transactions contemplated by this Agreement, the Company will be capable of, among other things, designing, creating and maintaining interactive web sites for employee benefit plan participants and employers, and software application programs for the administration and management of employee benefit plans.

F. ATPA and TBOL deem it advisable and in their best interest to contribute all of the assets relating to the TBOL Business to the Company, and certain assumed liabilities of the TBOL Business, in exchange for certain membership interests in the Company (the "ATPA Contribution"). The Parties agree that, at Closing (as defined below), the ATPA Contribution has a total value of $1 million.

G. ICI and the ICI Stockholders deem it advisable and in their best interest to contribute all of those assets relating to the ICI Business to the Company and certain liabilities of the ICI Business, in exchange for a certain membership interest in the Company and the assumption of certain existing liabilities (the "ICI Contribution"). The Parties agree that, at Closing (as defined below), the ICI Contribution has a total value of $1 million.

H. Prior to the execution of this Agreement, ATPA paid ICI nine hundred fifty thousand ($950,000) for, and ATPA has received, a non-exclusive beta license for certain software.

NOW, THEREFORE, in consideration of the mutual covenants of the parties as hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. CONTRIBUTION OF TBOL ASSETS TO THE COMPANY.

1.1 Contribution of TBOL Assets to the Company.

1.1.1 Immediately prior to the Closing, and as a condition precedent to the other transactions contemplated herein, ATPA shall transfer to TBOL (the "ATPA Assignment") the ATPA Assets (as defined in paragraph 1.1.4 below) free and clear of all Liens (as defined below).

1.1.2 At Closing, TBOL shall contribute to the Company all of the TBOL Assets (as defined below) free and clear of all Liens.

1.1.3 The term "TBOL Assets" shall mean (i) all of the ATPA Assets (as defined in paragraph 1.1.4), and (ii) all assets and property owned or leased by TBOL that (together with the ATPA Assets) are necessary to conduct the TBOL Business, including, without limitation, the assets listed in Schedule 1.1.3 as attached hereto and made a part hereof.

1.1.4 The term "ATPA Assets" shall mean all of the assets and property owned by ATPA (i.e., as of the date hereof, prior to the consummation of the ATPA Assignment) that are necessary to conduct the TBOL Business and listed in Schedule 1.1.4.

1.1.5 The term "Liens" shall mean claims, liens, charges, restrictions, options, preemptive rights, mortgages, hypothecations, assessments, pledges, encumbrances, leases, conditional sales contracts, other title retentions, or security interests of any kind or nature whatsoever.

1.2 Assumed TBOL Liabilities. At Closing, the Company shall assume and agree to pay, perform and discharge when due all Assumed TBOL Liabilities (as defined below) but excluding the Excluded TBOL Liabilities (as defined below).

1.2.1 Assumed Contracts. At Closing, ATPA and TBOL, as the case may be, shall assign to the Company their respective contract rights with respect to those contracts identified as Assumed TBOL Contracts on Schedule 1.2.1 and the Company shall assume the same (collectively, the "Assumed TBOL Contracts").

1.2.2 TBOL 401k Plan. At Closing, the TBOL 401k Plan (the "TBOL Plan") shall be retained as an obligation of TBOL, provided that, as soon as possible after the Closing, the Parties shall establish and implement an employee pension benefit plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") for the benefit of Company employees (the “Company 401k Plan”) and shall thereafter, as soon as practicable and legally permissible, permit those employees of TBOL who become employees of the Company to join the Company 401k Plan and to transfer individual account balances from the TBOL Plan to the Company 401k Plan.

1.2.3 TBOL Liabilities. The Company shall assume at the Closing and thereafter pay and fully satisfy when due the indebtedness specifically listed on Schedule 1.2.3 (the Assumed TBOL Contracts and those liabilities listed on Schedule 1.2.3 shall be referred to herein as the "Assumed TBOL Liabilities").

1.2.4 Excluded TBOL Liabilities. Except as otherwise set forth herein, the Company will not assume, agree to pay, perform and discharge or in any way be responsible for any debts, liabilities or obligations of ATPA or TBOL of any kind or nature whether now or hereafter accrued and whether known, unknown, contingent or otherwise, including, without limitation, those liabilities listed on Schedule 1.2.4 (the "Excluded TBOL Liabilities"). The Excluded TBOL Liabilities shall remain the sole responsibility of and shall be paid, performed and discharged by TBOL and ATPA, as the case may be.

2. CONTRIBUTION OF ICI ASSETS TO THE COMPANY.

2.1 ICI Assets. At Closing, ICI shall contribute to the Company all of the ICI Assets, free and clear of all Liens (except as otherwise set forth herein) including the Assumed Liabilities. The term “ICI Assets” shall mean all of the assets and property owned or leased by ICI that are necessary to conduct the ICI Business, including, without limitation, the assets described in Schedule 2.1.

2.2 Excluded ICI Assets. Notwithstanding anything to the contrary contained herein, the ICI Assets do not include the assets not used in the ICI Business as specifically identified in Schedule 2.2 ("Excluded ICI Assets").

2.3 Assumed Liabilities. At Closing, the Company shall assume and agree to pay, perform and discharge when due all of the Assumed ICI Liabilities (defined below), but excluding the Excluded ICI Liabilities.

2.3.1 Excluded ICI Liabilities. Except as otherwise set forth below, the Company will not assume, agree to pay, perform and discharge or in any way be responsible for any debts, liabilities or obligations of ICI of any kind or nature whether now or hereafter accrued and whether known, unknown, contingent or otherwise including, without limitation, those liabilities listed on Schedule 2.3.1 (the "Excluded ICI Liabilities"). The Excluded ICI Liabilities shall remain the sole responsibility of and shall be paid, performed and discharged by ICI.

2.3.2 Assumed Contracts. At Closing, ICI shall assign to the Company its contract rights with respect to those contracts identified as Assumed Contracts on Schedule 2.3.2 (collectively, the "Assumed ICI Contracts").

2.3.3 ICI 401k Plan. At Closing, the ICI 401k Plan (the "ICI Plan") shall be retained as an obligation of ICI subject to the provisions of section 2.5.5 below, provided that, as soon as possible after the Closing, the Parties shall establish and implement an employee pension benefit plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") for the benefit of Company employees (the “Company 401k Plan”) and shall thereafter, as soon as practicable and legally permissible, permit those employees of ICI who become employees of the Company to join the Company 401k Plan and to transfer individual account balances from the ICI Plan to the Company 401k Plan.

2.3.4 Assumed ICI Liabilities. The Company will assume at the Closing and thereafter pay and fully satisfy when due the indebtedness specifically listed on Schedule 2.3.4 (the Assumed ICI Contracts and those liabilities listed on Schedule 2.3.4 shall be referred to herein as the "Assumed ICI Liabilities").

2.4 New Promissory Notes.

2.4.1 At Closing, the Company shall assume ICI's payment obligations in the approximate amounts set forth below (collectively, “Friendly Debt”), which are owed to each of the parties set forth opposite each dollar amount (each a "Note Holder"):

2.4.1.1 Charles Biller - $50,000;

2.4.1.2 Systems Solutions Group - $13,362;

2.4.1.3 Fruth Consulting - $23,318;

2.4.1.4 Ben Tapia - $24,000; and

2.4.1.5 Vincenti, Lloyd & Stutzman - $22,100.

2.4.2  At Closing, the Company shall execute and deliver a subordinated promissory note, in the form of Exhibit A (each, a "Subordinated Note"), to each Note Holder, whereby the Company shall satisfy the outstanding principal due thereunder from its "available cash," as that term is defined in the Subordinated Note, as approved by the Company’s Board of Directors. In addition, each Note Holder shall execute (i) an Intercreditor Agreement, in the form of Exhibit B, as attached hereto (the "Intercreditor Agreement") (which shall include a general release of ICI and the ICI Stockholders).

2.5 Retained Obligations - Individual ICI Creditors.

2.5.1 ICI shall retain the receivable from Adminisoft, Inc. and, to the extent expressly agreed by ICI, retain revenue from ICI’s discontinued VMS product (the “VMS Revenue”) and shall apply any collections from these revenue sources toward ICI's existing payable to the following parties in the approximate amounts set forth below (collectively, “Investor Debt”) which are owed to each of the parties set forth opposite each dollar amount (each an "Individual ICI Creditor"):

2.5.1.1 Bruce Biller - $133,380;

2.5.1.2 Ron Jensen - $52,838; and

2.5.1.3 Ken Lewis - $28,000.

2.5.2 Except as otherwise set forth below, the obligations listed above in this Section 2.5 shall be satisfied, pari passu, from the gross revenue received from Adminisoft, Inc. under such ICI receivable and from the VMS Revenue.

2.5.3 In the event that the revenue from the sources described in section 2.5.2 has not satisfied the amounts owed to the Individual ICI Creditors by the earlier of (a) the date on which the payments from such sources fall below $2,000 for two (2) consecutive months, or (b) the thirty-six (36) month anniversary of the Closing Date (the "Adminisoft Payment Period"), then: (1) the Company shall assume such debts owed to the Individual ICI Creditors, and the Company shall provide each Individual ICI Creditor with a Subordinated Note, in the form of Exhibit A, for the outstanding balance owed to each Individual ICI Creditor, whereby the Company shall satisfy the outstanding principal due thereunder from its "available cash," as that term is defined in the Subordinated Note, as approved by the Company’s Board of Directors; and (2) ICI shall transfer and assign such revenues to the Company. In addition, as a condition precedent to the Company providing the Individual ICI Creditors the Subordinated Notes, each of the Individual ICI Creditors shall enter into an Intercreditor Agreement, in a form required by the Company, and similar to that provided in Section 2.4.2 above.

2.5.4 Within 15 days following the end of each quarter during the term of the Adminisoft Payment Period, ICI shall deliver a written report (a "Report") to the Company, ATPA, TBOL and VanDeursen, which Report reflects (i) all gross receipts under the Adminisoft Obligation, including VMS, collected during the immediately preceding quarter, and all related underlying documentation related thereto as reasonably requested by the Company or any of the parties hereto; and (ii) the amount of all prior payments made to each of the Individual ICI Creditors and the outstanding principal and interest owed to each such creditor.

2.5.5 Retained Obligations - Priority Institutional Creditors. In addition to the Individual ICI Creditor obligations, ICI shall retain the liability for the Wells Fargo, Employment Development Division, 401(k) liabilities, and certain related costs and expenses listed in Schedule 2.3.1 (collectively, the “Priority Institutional Creditors”). As an express condition to ICI’s willingness to enter into this Agreement and transfer the ICI Assets to the Company, and as part consideration therefore, ATPA and the Company have agreed to execute and deliver, or cause to be executed and delivered, that certain ICI “WebERF” Software License Agreement with ICI of even date in the form attached hereto as Exhibit C (the “License Agreement”). Among other things, the License Agreement provides for the following:

2.5.5.1 The term of the License Agreement shall be that period of time that any amounts remain outstanding and owing to the Priority Institutional Creditors (the “License Agreement Term”);

2.5.5.2 During the License Agreement Term, and so long as any amounts remain outstanding under obligations to the Priority Institutional Creditors, ICI shall retain ownership of the WebERF software product;

2.5.5.3 During the License Agreement Term, ATPA shall receive and ICI shall provide certain ongoing license and maintenance rights and obligations, as applicable, with respect to the WebERF product, as set forth in the License Agreement, in exchange for the payments from ATPA provided therein;

2.5.5.4 At the end of the License Agreement Term, upon payment by the Company of any balance then outstanding with respect to the Priority Institutional Creditors, and upon ICI’s receipt of releases from the Priority Institutional Creditors regarding such obligations, the Company shall purchase the WebERF product from ICI for the sum of one-hundred dollars ($100.00);

2.5.5.5 The Company shall provide, at no cost to ICI, the workforce necessary to perform the License Agreement during the License Agreement Term;

2.5.5.6 To secure the performance of the License Agreement by ATPA, ATPA shall pledge one-half (1/2) of its membership interest in the Company (as of the date hereof, such pledge shall equal a twenty percent (20%) membership interest) (the “Pledge Amount”), which interest shall transfer to ICI upon default by ATPA under the License Agreement. The Pledge Amount shall be reduced by fifteen percent (15%) of the total initial Pledge Amount for every $100,000 paid pursuant to the License Agreement; provided that, during the License Agreement Term the Pledge Amount shall never be reduced below an amount such that the sum of ICI’s membership interest and the Pledge Amount is less than fifty-one percent (51%) of the total voting membership interest of the Company; and provided further, that in the event of issuances of additional voting membership interests of the Company or other diluting events during the License Agreement Term, the Pledge Amount shall be adjusted (including increased, as applicable, but not above one-half of ATPA’s total membership interest), to meet the minimum fifty-one percent (51%) requirement.

2.5.6 Within 15 days following the end of each quarter during the License Agreement Term, ICI shall deliver a written report (the "Report") to the Company, ATPA, TBOL and VanDeursen, which Report reflects the outstanding balance owed to the Priority Institutional Creditors.

3. ISSUANCE OF UNITS.

3.1 In exchange and as consideration for the contribution of the TBOL Assets to the Company at Closing, and the agreement to assume, pay, perform and discharge the Assumed TBOL Liabilities, the Company shall issue to ATPA that number of units of ownership in the Company (the "Units") which shall be equal to forty percent (40%) of the issued and outstanding Units in the Company.

3.2 In exchange and as consideration for the contribution of the ICI Assets to the Company at Closing, and the agreement to assume, pay, perform and discharge the Assumed ICI Liabilities, the Company shall issue ICI that total number of Units which shall be equal to forty percent (40%) of the issued and outstanding Units in the Company.

3.3 In exchange and as consideration for the contribution of one dollar ($1.00) from VanDeursen to the Company at Closing, the Company shall issue to VanDeursen that number of Units which shall be equal to twenty percent (20%) of the issued and outstanding Units in the Company.

3.4 At Closing, the Company, ICI, ATPA and VanDeursen (ICI, ATPA and VanDeursen shall be collectively referred to as the "Members") shall execute the LLC Agreement, in the form attached hereto as Exhibit D.

4. BUSINESS AGREEMENTS TO BE EXECUTED AT OR BEFORE CLOSING.

4.1 At or before Closing, the Company shall enter into the following agreements (the "Services Agreements"):

4.1.1 a consulting agreement, in the form of Exhibit E, whereby the Company will provide technical services to ATPA for existing Oracle based applications;

4.1.2 an administrative services agreement, in the form of Exhibit F, whereby ATPA shall agree to provide the Company with accounting and financial services and human resource services;

4.1.3 Conversion, Configuration and Implementation Services Agreement for ATPA's existing customers;

4.1.4 Software-As-A-Service Agreement to run ATPA's business on the Company's software;

4.1.5 Non-Exclusive Beta License Agreement for ATPA's right to use PlanIt for its customers;

4.1.6 Maintenance and Support Agreement once ATPA's customers go live on PlanIt;

5. CLOSING. Closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Shapiro Buchman Provine & Patton, LLP, 1333 N. California Boulevard, Suite 350, Walnut Creek, California, on or before 12:01 a.m. on March 1, 2008 (the "Closing Date"), or at any other time or place upon which the parties agree (including, without limitation, by way of facsimile).

6. TRANSACTION DOCUMENTS TO BE DELIVERED AT CLOSING.

6.1 Documents of TBOL and ATPA. At the Closing, ATPA and/or TBOL, as the case may be, shall deliver, execute and deliver, or cause to be executed and delivered to the Company:

6.1.1 the LLC Agreement;

6.1.2 the License Agreement;

6.1.3 Services Agreements (as applicable);

6.1.4 a bill of sale executed by TBOL in the form of Exhibit G, whereby the TBOL Assets and the ATPA Assets will be assigned to the Company;

6.1.5 an Assignment and Assumption Agreement, in the form of Exhibit H (the "TBOL Assignment Agreement") for the Assumed TBOL Liabilities;

6.1.6 a Business Protection Agreement, in the form of Exhibit I for ATPA and TBOL;

6.1.7 all written warranties, guarantees, or similar documents which are in ATPA's or TBOL's possession and which relate to the TBOL Assets;

6.1.8 any transferable licenses applicable to the TBOL Business or the TBOL Assets and any forms which are necessary or required in order to assign or transfer to the Company those licenses and permits;

6.1.9 the written certificate of TBOL's Secretary, in the form of Exhibit J;

6.1.10 the written certificate of TBOL's President in the form of Exhibit L, certifying that all of the representations and warranties set forth in Section 7 are true and correct as of the Closing Date and that all of TBOL's covenants and obligations contained hereunder have been fully performed or satisfied, as the case may be, as of the Closing Date;

6.1.11 Certificate of Status from the State of Delaware certifying that TBOL is in good standing;

6.1.12 a certified copy of the filed Certificate of Amendment changing TBOL's name to a name that does not use any word (other than a word indicating the limited liability company form) currently used in TBOL's name;

6.1.13 Authorizing resolutions of TBOL approving the transaction contemplated by this Agreement, and the execution of the documents required hereunder; and

6.1.14 Authorizing resolutions of ATPA approving the transaction contemplated by this Agreement, and the execution of the documents required hereunder;

6.1.15 Assignment and Assumption of Lease and Landlord Consent for the real property lease presently held by TBOL (the "TBOL Lease Assignment"); and

6.1.16 The Assignment and Assumption of the co-location (Cage) Lease, and the Cage Equipment Lease (collectively, the "Cage Lease Assignment").

6.2 Documents of ICI. At the Closing, ICI (or the ICI Stockholders, as the case may be) shall deliver, execute and deliver, or cause to be executed and delivered to the Company:

6.2.1 the LLC Agreement;

6.2.2 the License Agreement;

6.2.3 the Services Agreements (as applicable) executed by the ICI Stockholders;

6.2.4 a Bill of Sale executed by ICI, in the form of Exhibit N; whereby the ICI Assets will be assigned to the Company;

6.2.5 an Assignment and Assumption Agreement, in the form of Exhibit O (the "ICI Assignment Agreement") for the Assumed ICI liabilities;

6.2.6 a Business Protection Agreement, in the form of Exhibit I executed by ICI and the ICI Stockholders;

6.2.7 the Subordinated Notes from the Note Holders;

6.2.8 the Intercreditor Agreement from the Note Holders;

6.2.9 all written warranties, guarantees, or similar documents which are in ICI's possession and which relate to the ICI Assets;

6.2.10 any transferable licenses applicable to the ICI Business or the ICI Assets and any forms which are necessary or required in order to assign or transfer to the Company those licenses and permits;

6.2.11 the written certificate of ICI's Secretary, in the form of Exhibit P;

6.2.12 the written certificate of ICI's President in the form of Exhibit Q that all of the representations and warranties set forth in Section 10 are true and correct as of the Closing Date and that all of ICI's covenants and obligations contained hereunder have been fully performed or satisfied, as the case may be, as of the Closing Date;

6.2.13 a Certificate of Status from the State of California certifying that ICI in good standing;

6.2.14 Assignment and Assumption of Lease and Landlord Consent (the "ICI Lease Assignment") for the real property lease presently held by ICI (the "ICI Lease Assignment"); and

6.2.15 Authorizing resolutions of ICI’s Board of Directors and the ICI Stockholders approving the transaction contemplated by this Agreement, and the execution of the documents required hereunder.

6.3 Documents of VanDeursen. At the Closing, VanDeursen shall deliver, execute and deliver, or cause to be executed and delivered to the Company:

6.3.1 the LLC Agreement;

6.3.2 the Services Agreements (as applicable);

6.3.3 a Business Protection Agreement; and

6.3.4 One Dollar ($1.00).

6.4 Documents of the Company. At or within a reasonable time after the Closing, the Company shall deliver, execute and deliver, or cause to be executed and delivered to the other Parties (as applicable):

6.4.1 the LLC Agreement;

6.4.2 the Subordinated Notes (to the Note Holders) and the Intercreditor Agreement;

6.4.3 Services Agreements;

6.4.4 the ICI Assignment Agreement;

6.4.5 the TBOL Assignment Agreement;

6.4.6 a Certificate of Status from the State of Delaware certifying that the Company is in good standing.

6.4.7 Authorizing resolutions of the Company approving the transaction contemplated by this Agreement, and the execution of the documents required hereunder;

6.4.8 the ICI Lease Assignment.

6.4.9 the TBOL Lease Assignment;

6.4.10 the Cage Lease Assignment; and

6.4.11 the License Agreement.

7. REPRESENTATIONS AND WARRANTIES OF ATPA AND TBOL. ATPA and TBOL, jointly and severally, represent and warrant to all of the other Parties, as of the date of this Agreement and as of the Closing, that:

7.1 Organization of ATPA. ATPA is a corporation duly organized, validly existing, and in good standing under the laws of the State of California; is qualified to transact business as a foreign Company in and is in good standing under the laws of each other state or jurisdiction where the nature of its business or other activities requires it to be qualified; and has all requisite corporate power and authority to own, operate, and lease its properties, to carry on its business as now being conducted, to enter into this Agreement, and to carry out the contemplated transactions.

7.2 Organization of TBOL. TBOL is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware; is qualified to transact business as a foreign company in and is in good standing under the laws of each other state or jurisdiction where the nature of its business or other activities requires it to be qualified; and has all requisite company power and authority to own, operate, and lease its properties, to carry on its business as now being conducted, to enter into this Agreement, and to carry out the contemplated transactions. ATPA is the sole member of TBOL.

7.3 Authorization. The execution, delivery and performance of this Agreement and the contemplated transactions have been duly approved by the directors and stockholders of ATPA and as otherwise required by the governing documents of ATPA and TBOL; this Agreement has been properly executed by the duly-authorized officers of ATPA and TBOL; and this Agreement is the valid and binding obligation of ATPA and TBOL and is enforceable in accordance with its terms.

7.4 No Violation. The execution, delivery and performance of this Agreement and the consummation of the contemplated transactions will not violate the terms of the charter or bylaws of ATPA, the certificate of formation or the limited liability company agreement of TBOL and any other agreement to which ATPA or TBOL is a party, or any order, judgment, or decree applicable to ATPA or TBOL.

7.5 Title to TBOL Assets. Except as set forth on Schedule 7.5, ATPA is the owner of and has good and marketable title to the ATPA Assets free and clear of all Liens. Immediately prior to Closing, TBOL will be the owner of and have good and marketable title to the TBOL Assets and the TBOL Business, free and clear of all Liens.

7.6 Tangible TBOL Personal Property. Schedule 7.6 attached to this Agreement contains a list of all tangible personal property used in the TBOL Business ("Tangible TBOL Personal Property") owned or leased by ATPA or TBOL (as such ownership is identified on that Schedule 7.6). In ATPA’s and TBOL's judgment, the Tangible TBOL Personal Property listed on Schedule 7.6 is all of the tangible personal property necessary for the conduct of the TBOL Business as previously and currently conducted.

7.7 Intangible TBOL Personal Property. Schedule 7.7 attached to this Agreement contains a list of all intangible personal property with respect to the TBOL Business, owned, leased or licensed by ATPA and TBOL (the "Intangible TBOL Personal Property"). This list was prepared in good faith by ATPA and TBOL for attachment to this Agreement. The Intangible TBOL Personal Property listed on Schedule 7.7 is all of the intangible personal property, necessary for the conduct of the TBOL Business as previously and currently conducted.

7.8 Contracts. Schedule 7.8 attached to this Agreement contains a list of all oral or written contracts or commitments that relate to the TBOL Business and to which ATPA or TBOL is a party or by which it may be bound. This list was prepared in good faith by ATPA and TBOL for attachment to this Agreement and includes (without limitation): (i) each contract or commitment involving more than $10,000 for the purchase or sale of capital assets, equipment, supplies, products, or services; (ii) all contracts with or commitments involving more than $1,000 to any present or former employee or consultant; (iii) all non-competition covenants; (iv) all contracts or commitments evidencing loans or other financing; (v) all leases; and (vi) all other contracts and commitments which are, individually or in the aggregate, material as to amount or effect on the TBOL Business or any of the ATPA Assets or the TBOL Assets. Except as set forth in Schedule 7.8, each contract or commitment is valid, binding, and fully enforceable in accordance with its respective terms except to the extent that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to the rights and remedies of creditors generally and (b) general principles of equity. Except as set forth in Schedule 7.8, each contract or commitment that contains a term of more than 60 days, or that is not terminable on 60 days or less notice, is fully and freely assignable to the Company without creating an event of default or imposing any other penalty. No occurrence or circumstance is known by ATPA or TBOL to exist which would constitute a breach or default thereunder by ATPA or TBOL or any other party under any contract or commitment. None of the contracts or commitments will be binding upon the Company or will impose any obligation upon the Company unless assumed by the Company.

7.9 Consents and Approvals. Except as set forth on Schedule 7.9, no consent, approval, or authorization of or designation, declaration, or filing with any governmental authority or other person or entity is required on the part of ATPA or TBOL in connection with the execution, delivery or performance of this Agreement or the consummation of the contemplated transactions or the operation of the TBOL Business by the Company.

7.10 Other Agreements. Neither ATPA nor TBOL is a party to any agreement or instrument or subject to any charter or other company restriction or any judgment, order, writ, injunction, rule, or regulation which materially and adversely affects the TBOL Business or the operations, prospects, properties, assets, or condition (financial or otherwise) of TBOL.

7.11 Suits and Proceedings. No suit, action, litigation, administrative proceeding, arbitration proceeding, governmental proceeding, investigation, inquiry, or other proceeding is pending or, to the knowledge of ATPA or TBOL, threatened against TBOL or the TBOL Business, including with respect to any claim by Thomas Havey LLP or Chris Arentz. TBOL has not received, and does not have reason to believe that it will receive, oral or written notice of any claim or violation under any inquiry, law, ordinance, requirement, regulation, or order applicable to the TBOL Business or the TBOL Assets, including with respect to any claim by Thomas Havey LLP or Chris Arentz.

7.12 Impediments to Use, Etc. There exists no easement, license, grant, restrictive covenant, zoning ordinance, environmental law or ordinance, building ordinance, or any other law, rule, regulation, or impediment of any kind which prohibits, interferes with, limits or impairs, or would prohibit, interfere with, limit, or impair the use, operation or maintenance of the TBOL Business or the TBOL Assets. To the knowledge of ATPA and TBOL, no change in the environmental, zoning, or building laws, regulations, or ordinances is pending or threatened which might singularly or in the aggregate have a material adverse effect on the financial condition of the TBOL Business, or the TBOL Assets.

7.13 Compliance with Laws. To the best of the knowledge of ATPA and TBOL, ATPA and TBOL have fully complied with all federal, state, and local laws, rules, regulations, and administrative directives which apply to or materially affect the conduct and operation of the TBOL Business.

7.14 Tax Returns. Each of ATPA and TBOL has filed all tax returns, of every kind, nature, or description, required to be filed by ATPA and TBOL and has paid or remitted to the proper authority all taxes and assessments, including, without limitation, all excise taxes, sales taxes, payroll withholding taxes, FICA taxes, unemployment taxes, and personal property taxes, which are required to be paid or remitted by ATPA and TBOL, and has established adequate reserves for the payment of all taxes and other governmental charges for the current period which are not yet due.

7.15 Financial Statements. TBOL's unaudited financial statements for the periods ending December 31, 2006 and September 30, 2007, copies of which are attached to this Agreement as Schedule 7.15, are true, correct, and complete and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial position of TBOL as of the date of the statements and the results of TBOL's operations for the periods covered by the statements. There has been no material adverse change in the financial condition of TBOL since the date of the most recent financial statements.

7.16 Records of Business. The records of the TBOL Business are true and complete in all material respects, and there are no material matters as to which appropriate entries have not been made in the records.

7.17 Change of Name, Etc. During the period that TBOL has been in existence, TBOL has not changed its name or been involved in any merger, reorganization, or other proceeding whereby its name has been changed.

7.18 Trade Name. TBOL conducts the TBOL Business and has always conducted its business solely under the name of "Trust Benefits Online" or "TBOL" and under no other name. To the knowledge of ATPA and TBOL, no other person has a claim to the use of that name, and TBOL’s use of that name does not infringe upon or violate the proprietary right of any person or entity.

7.19 Employee Benefits. Except as set forth in Schedule 7.19, TBOL does not maintain or contribute to (nor has it ever maintained or contributed to): (i) any employee pension benefit plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (ii) any employee welfare benefit plan, as defined in Section 3(1) of ERISA; (iii) any stock option, stock purchase, stock ownership, bonus, performance, or incentive plan or arrangement; (iv) any plan or program providing noncash compensation or benefits, whether or not taxable to the recipient; (v) any plan or arrangement providing compensation or benefits upon a severance of employment, reduction in hours, or change of employment classification; (vi) any vacation, sick, holiday, or other leave policy or program; or (vii) any other plan, agreement, arrangement, or understanding (whether oral or written) which is similar to any of the foregoing in respect of its employees.

7.20 Acquisition of Assets. To ATPA’s and TBOL's knowledge, ATPA and TBOL have acquired the TBOL Assets solely from persons or entities who sell similar property in the ordinary course of business.

7.21 Licenses and Permits. TBOL has all licenses and permits necessary to conduct the TBOL Business as it is now being conducted and has paid all fees and charges due in connection therewith, except where such failure would not have a material adverse effect.

7.22 Insurance. TBOL has delivered to the other Parties true and complete copies of all policies of insurance under which TBOL is a party or is or has been covered at any time within the three (3) years preceding the date of this Agreement.

7.23 Employees. Schedule 7.23 to this Agreement contains a complete and accurate list of each employee of TBOL (the "TBOL Employees") that are (or have been in the past) involved in the TBOL Business, including each employee on leave of absence or layoff status, stating name, employer, current compensation paid or payable and any change in compensation since December 31, 2005, vacation accrued and service credited for purposes of vesting and eligibility to participate under any of the employee benefit plans. No TBOL Employee is a party to, or otherwise bound by, any agreement that in any way adversely affects or will affect the performance of the employee's duties as an employee of TBOL. To the knowledge of ATPA and TBOL, no key employee of TBOL intends to terminate that employee's employment with TBOL.

7.24 Absence of Certain Changes and Events. Except as set forth on Schedule 7.24 to this Agreement, since December 31, 2007, ATPA and TBOL have conducted the TBOL business only in the ordinary course and there has not been any:

7.24.1 change in the authorized or issued capital stock of TBOL; grant of any stock option or right to purchase shares of capital stock of TBOL; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of such capital stock;

7.24.2 change in the outstanding ownership of TBOL; grant of any option or right to purchase ownership in TBOL; issuance of any security convertible into such ownership in TBOL;

7.24.3 payment or increase by ATPA or TBOL of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the ordinary course of business) employee of TBOL or entry into any employment, severance, or similar contract with any director, officer, or employee of TBOL;

7.24.4 adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of TBOL;

7.24.5 damage to or destruction or loss of any asset or property, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of TBOL, taken as a whole;

7.24.6 entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any contract or transaction involving a total remaining commitment by or to TBOL of at least $10,000;

7.24.7 sale, lease, or other disposition of any asset or property, or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property, including the sale, lease, or other disposition of any of the intellectual property assets;

7.24.8 cancellation or waiver of any claims or rights with a value to TBOL in excess of $10,000;

7.24.9 material change in the accounting methods used by TBOL; or

7.24.10 agreement, whether oral or written, by ATPA or TBOL to do any of the foregoing.

7.25 Disclosures. No representation, warranty, or covenant made by either ATPA or TBOL herein, or in any certificate or document furnished or delivered by either ATPA or TBOL to the Company, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements contained herein or therein not misleading.

7.26 Representations and Warranties True as of Closing. All representations and warranties contained herein will be true and correct as of the Closing.

7.27 Knowledge. For purposes of this Section 7, the terms "knowledge," and "known," and words of similar import shall mean the current, conscious and actual knowledge, after due inquiry and investigation, of the senior management of ATPA and TBOL.

8. REPRESENTATIONS AND WARRANTIES OF ICI and ICI Stockholders. ICI and the ICI Stockholders, jointly and severally, represent and warrant to the other Parties, as of the date of this Agreement and as of the Closing, that:

8.1 Organization of ICI. ICI is a Corporation duly organized, validly existing, and in good standing under the laws of the State of California; is qualified to transact business as a foreign corporation in and is in good standing under the laws of each other state or jurisdiction where the nature of its business or other activities requires it to be qualified; and has all requisite corporate power and authority to own, operate, and lease its properties, to carry on its business as now being conducted, to enter into this Agreement, and to carry out the contemplated transactions.

8.2 Authorization. The ICI directors and the ICI Stockholders have duly approved the execution, delivery and performance of this Agreement and the contemplated transactions; this Agreement has been properly executed by the duly-authorized officers of ICI; and this Agreement is the valid and binding obligation of ICI and is enforceable in accordance with its terms. The ICI Stockholders own all of the issued and outstanding capital stock in ICI.

8.3 No Violation. Except as set forth in Schedule 8.3, the execution, delivery and performance of this Agreement and the consummation of the contemplated transactions will not violate the terms of ICI's charter, bylaws, any agreement to which ICI is a party, or any order, judgment, or decree applicable to ICI.

8.4 Title to Assets. Except as set forth in Schedule 8.4, ICI is the owner of and has good and marketable title to the ICI Assets and the ICI Business, free and clear of all Liens.

8.5 Tangible ICI Personal Property. Schedule 8.5 attached to this Agreement contains a list of all material tangible personal property owned or leased by ICI (the "Tangible ICI Personal Property"). This list was prepared in good faith by ICI for attachment to this Agreement. In ICI's judgment, the Tangible ICI Personal Property listed on Schedule 8.5 is all of the tangible personal property necessary for the conduct of the ICI Business as previously and currently conducted.

8.6 Intangible ICI Personal Property. Schedule 8.6 attached to this Agreement contains a list of all intangible personal property owned, leased or licensed by ICI (the "Intangible ICI Personal Property"). This list was prepared in good faith by ICI for attachment to this Agreement. The Intangible ICI Personal Property listed on Schedule 8.6 is, in ICI's judgment, all of the intangible personal property necessary for the conduct of the ICI Business as previously and currently conducted.

8.7 Contracts. Schedule 8.7 attached to this Agreement contains a list of all oral or written contracts or commitments to which ICI is a party or by which it is bound. This list was prepared in good faith by ICI for attachment to this Agreement and includes (without limitation): (i) each contract or commitment involving more than $10,000 for the purchase or sale of capital assets, equipment, supplies, products, or services; (ii) all contracts with or commitments involving more than $10,000 to any present or former employee or consultant; (iii) all non-competition covenants; (iv) all contracts or commitments evidencing loans or other financing; (v) all leases; and (vi) all other contracts and commitments which are, individually or in the aggregate, material as to amount or effect on ICI or any of the ICI Assets. Each contract or commitment listed in Schedule 8.7 represents a valid, binding, and enforceable right or obligation in accordance with its respective terms except to the extent that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to the rights and remedies of creditors generally and (b) general principles of equity. Except as set forth in Schedule 8.7, each contract or commitment that contains a term of more than 60 days, or that is not terminable on 60 days or less notice is fully and freely assignable to the Company without creating an event of default or imposing any other penalty. Except as set forth in Schedule 8.7, no occurrence or circumstance is known by ICI to exist which would constitute a breach or default thereunder by ICI or any other party under any contract or commitment, which breach or default would have a material adverse effect on ICI or the ICI Assets. None of the contracts or commitments will be binding upon the Company or will impose any obligation upon the Company unless assumed by the Company.

8.8 Consents and Approvals. Except as set forth in Schedule 8.8, no consent, approval, declaration, or filing with any governmental authority or other person or entity is required on the part of ICI in connection with the execution, delivery or performance of this Agreement or the consummation of the contemplated transactions or the operation of the ICI Business by the Company.

8.9 Other Agreements. ICI is not a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, rule, or regulation which materially and adversely affects the ICI Business, the ICI Assets, or the operations, prospects, properties, assets, or condition (financial or otherwise) of ICI.

8.10 Suits and Proceedings. Except as set forth on Schedule 8.10, no suit, action, litigation, administrative proceeding, arbitration proceeding, governmental proceeding, investigation, inquiry, or other proceeding is pending or, to the best of ICI's knowledge, threatened against ICI or the ICI Business. Except as set forth on Schedule 8.10, ICI has not received, and does not have reason to believe that it will receive, oral or written notice of any claim or violation under any inquiry, law, ordinance, requirement, regulation, or order applicable to the ICI Business or the ICI Assets.

8.11 Impediments to Use, Etc. To the best of ICI’s knowledge, there exists no easement, license, grant, restrictive covenant, zoning ordinance, environmental law or ordinance, building ordinance, or any other law, rule, regulation, or impediment of any kind which prohibits, interferes with, limits or impairs, or would prohibit, interfere with, limit, or impair the use, operation or maintenance of the ICI Business or the ICI Assets in any material way. To the best of ICI's knowledge, no change in the environmental, zoning, or building laws, regulations, or ordinances is pending or threatened which might singularly or in the aggregate have a material adverse effect on the financial condition of ICI, the ICI Business or the ICI Assets.

8.12 Compliance with Laws. Except as set forth on Schedule 8.12, to the best of ICI's knowledge, ICI has fully complied with all federal, state, and local laws, rules, regulations, and administrative directives which apply to or materially affect the conduct and operation of the ICI Business.

8.13 Tax Returns. Except as set forth on Schedule 8.13, ICI has filed all tax returns, of every kind, nature, or description, required to be filed by ICI and to its knowledge has paid or remitted to the proper authority all taxes and assessments, including, without limitation, all excise taxes, sales taxes, payroll withholding taxes, FICA taxes, unemployment taxes, and personal property taxes, which are required to be paid or remitted by ICI.

8.14 Financial Statements. ICI's internally prepared, unaudited financial statements, comprised of a balance sheet and an income statement as of and for the period ending December 31, 2007, copies of which are attached to this Agreement as Schedule 8.14, are true and correct in all material respects and fairly present the financial position of ICI as of the date of the statements and the results of ICI's operations for the periods covered by the statements. There has been no material adverse change in ICI's financial condition since the date of the most recent financial statement.

8.15 Records of Business. The records of the ICI Business are true and complete in all material respects.

8.16 Change of Name, Etc. During the period that ICI has been in existence, ICI has not changed its name or been involved in any merger, reorganization, or other proceeding whereby its name has been changed.

8.17 Trade Name. ICI conducts its business and has always conducted its business solely under the name of "Information Concepts, Inc." and/or "ICI" and under no other name. To ICI's knowledge, no other person has a claim to the use of those names, and ICI's use of such names does not infringe upon or violate the proprietary right of any person or entity.

8.18 Employee Benefits. Except as set forth on Schedule 8.18, ICI does not maintain or contribute to (nor has it ever maintained or contributed to): (i) any employee pension benefit plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (ii) any employee welfare benefit plan, as defined in Section 3(1) of ERISA; (iii) any stock option, stock purchase, stock ownership, bonus, performance, or incentive plan or arrangement; (iv) any plan or program providing noncash compensation or benefits, whether or not taxable to the recipient; (v) any plan or arrangement providing compensation or benefits upon a severance of employment, reduction in hours, or change of employment classification; (vi) any vacation, sick, holiday, or other leave policy or program or (vii) any other plan, agreement, arrangement, or understanding (whether oral or written) which is similar to any of the foregoing in respect of its employees.

8.19 [Intentionally Omitted].

8.20 Licenses and Permits. ICI has all licenses and permits necessary to conduct the ICI Business as it is now being conducted and has paid all fees and charges due in connection therewith, except where such failure would not have a material adverse effect.

8.21 Insurance. ICI has delivered to the Company true and complete copies of all policies of insurance under which ICI is a party or is or has been covered at any time within the three (3) years preceding the date of this Agreement.

8.22 Employees. Schedule 8.22 to this Agreement contains a complete and accurate list of each employee of ICI (the "ICI Employees") that are (or have been in the past) involved in the ICI Business, including each employee on leave of absence or layoff status, stating name, employer, current compensation paid or payable and any change in compensation since December 31, 2005, vacation accrued and service credited for purposes of vesting and eligibility to participate under any of the employee benefit plans. No ICI Employee is a party to, or otherwise bound by, any agreement that in any way adversely affects or will affect the performance of the employee's duties as an employee of ICI. To the knowledge of ICI, no key employee of ICI intends to terminate that employee's employment with ICI.

8.23 Absence of Certain Changes and Events. Except as set forth on Schedule 8.23, since the date of the most recent financial statement, December 31, 2007, ICI and its subsidiaries have conducted their business only in the ordinary course and there has not been any:

8.23.1 change in the authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

8.23.2 payment or increase by ICI of any bonuses, salaries, or other compensation to any ICI Stockholders or any stockholder, director, officer, or (except in the ordinary course of business) employee or entry into any employment, severance, or similar contract with any director, officer, or employee;

8.23.3 adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees;

8.23.4 damage to or destruction or loss of any asset or property, whether or not covered by insurance, materially and adversely affecting the ICI Assets or any other properties, assets, business, financial condition, or prospects of ICI, taken as a whole;

8.23.5 entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any contract or transaction involving a total remaining commitment by or to ICI of at least $10,000;

8.23.6 sale, lease, or other disposition of any asset or property, or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property, including the sale, lease, or other disposition of any of the intellectual property assets;

8.23.7 cancellation or waiver of any claims or rights with a value to ICI in excess of $10,000;

8.23.8 material change in the accounting methods used by ICI; or

8.23.9 agreement, whether oral or written, by ICI or the ICI Stockholders to do any of the foregoing.

8.24 Disclosures. No representation, warranty, or covenant made by ICI or the ICI Stockholders herein, or in any certificate or document furnished or delivered by ICI or to ICI Stockholders to any of the Parties, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements contained herein or therein not misleading.

8.25 Warranties True as of Closing. All representations and warranties contained herein will be true and correct as of the Closing.

8.26 Knowledge. For purposes of this Section 8, the terms knowledge," or "known," and words of similar import shall mean the current, conscious and actual knowledge, after due inquiry and investigation, of the ICI Stockholders.

9. REPRESENTATIONS AND WARRANTIES OF VANDEURSEN

VanDeursen, solely as an individual and Member of the Company and not on behalf of or with respect to ATPA or TBOL, represents and warrants to the other Parties, as of the date of this Agreement and as of the Closing, that:

9.1 No Violation. The execution, delivery and performance of this Agreement and the consummation of the contemplated transactions will not violate the terms of any agreement to which VanDeursen is a party, or any order, judgment, or decree applicable to VanDeursen.

9.2 Consents and Approvals. No consent, approval, or authorization of or designation, declaration, or filing with any governmental authority or other person or entity is required on the part of VanDeursen in connection with the execution, delivery or performance of this Agreement or the consummation of the contemplated transactions.

9.3 Suits and Proceedings. No suit, action, litigation, administrative proceeding, arbitration proceeding, governmental proceeding, investigation, inquiry, or other proceeding is pending or, to the best of VanDeursen's knowledge, threatened against VanDeursen, or his property interests. VanDeursen has not received, and does not have reason to believe that it will receive, oral or written notice of any claim or violation under any inquiry, law, ordinance, requirement, regulation, or order applicable to him or his property.

9.4 Tax Returns. VanDeursen has filed all tax returns, of every kind, nature, or description, required to be filed by VanDeursen and to its knowledge has paid or remitted to the proper authority all taxes and assessments, including, without limitation, all income taxes and personal property taxes, which are required to be paid or remitted by VanDeursen.

9.5 Disclosures. No representation, warranty, or covenant made by VanDeursen herein, or in any certificate or document furnished or delivered by VanDeursen to any of the Parties, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements contained herein or therein not misleading.

9.6 Warranties True as of Closing. All representations and warranties contained herein will be true and correct as of the Closing.

10. CONDITIONS OF CLOSING - ICI AND ICI STOCKHOLDERS.

10.1 Conditions. The obligations of ICI and ICI Stockholders are subject to the satisfaction of all of the following conditions as of the time of the Closing, except those which are waived in writing by ICI and ICI Stockholders:

10.1.1 TBOL, ATPA and VanDeursen, as applicable, shall have delivered the documents and things required under Section 6.1 and 6.3 of this Agreement;

10.1.2 The representations and warranties set forth in Section 7 shall be true and complete as of the time of the Closing; and

10.1.3 All documents referred to in Sections 6.1 and 6.3 which are required to be delivered, or to be executed and delivered shall be delivered or executed and delivered, as the case may be.

10.2 Failure of Condition. If any of the conditions set forth in this Section 10 have not been satisfied as of the time of the Closing, then ICI may terminate this Agreement by written notice to ATPA and TBOL or ICI may waive the unsatisfied condition or conditions and proceed with the Closing. A waiver of any unsatisfied condition of the Closing shall not constitute a waiver any other condition or any right or remedy to which ICI may be entitled.

11. CONDITIONS OF CLOSING - TBOL AND ATPA.

11.1 Conditions. The obligations of TBOL and ATPA hereunder are subject to the satisfaction of all of the following conditions as of the time of the Closing, except those which are waived in writing by TBOL and ATPA:

11.1.1 ICI, ICI Stockholders, and VanDeursen, as applicable, shall have delivered the documents and things required under Section 6.2 and 6.3 of this Agreement;

11.1.2 the representations and warranties set forth in Section 8 shall be true and complete as of the time of the Closing;

11.1.3 all documents referred to in Sections 6.2 and 6.3 which are required to be delivered, or to be executed and delivered to the Company or the other Parties shall be delivered or executed and delivered, as the case may be; and

11.2 Failure of Condition. If any of the conditions set forth in Section 11 have not been satisfied as of the time of the Closing, then ATPA and TBOL may terminate this Agreement by written notice to the other Parties, or ATPA and TBOL may waive the unsatisfied condition or conditions and proceed with the Closing. A waiver of any unsatisfied condition of the Closing shall not constitute a waiver any other condition or any right or remedy to which ATPA and TBOL may be entitled.

12. FURTHER ASSURANCES. The Parties hereto shall execute such further documents, and perform such further acts, as may be necessary to transfer and convey the TBOL Assets and the ICI Assets to the Company, as the case may be, all on the terms contained herein, and to otherwise comply with the terms of this Agreement and consummate the transactions contemplated herein.

13. SURVIVAL. The covenants, representations, and warranties set forth herein shall not merge into any bill of sale or other instrument of transfer executed and delivered at the Closing. Instead, all covenants, representations, and warranties set forth herein shall survive the Closing and shall continue in full force and effect until the applicable statutes of limitations thereon shall have expired.

14. SALES AND OTHER TAXES. Any sales, use, excise, and/or similar taxes imposed upon, as an incident to, or as a result of the within sale shall be shared pari passu among the Parties.

15. INDEMNIFICATION.

15.1 By ICI and ICI Stockholders. ICI and the ICI Stockholders shall defend, reimburse and indemnify TBOL, ATPA and VanDeursen (together, the "ICI Indemnities") and hold the ICI Indemnities harmless from, against, and in respect of, any and all claims, costs, expenses (including the reasonable fees of counsel), liabilities, obligations, losses, damages, actions, suits, or proceedings of any nature (unless due to a failure of ATPA or the Company to perform under the License Agreement): (i) arising in connection with the breach by ICI and/or ICI Stockholders of any representation, warranty, obligation or covenant made by ICI or the ICI Stockholders herein; (ii) arising from or in connection with the failure of ICI or the the ICI Stockholders to perform any covenant made by such parties herein; (iii) arising from or in connection with the assertion against any or all of the ICI Indemnities of any claim for payment or performance of any obligation, debt, or liability, whether fixed or contingent, in connection with the ICI Business or ICI Assets on account of any matter arising, occurring, or taking place prior to the Closing Date (including without limitation all tax claims of every kind, nature and description); (iv) arising from the Excluded ICI Liabilities and any contracts that is not an Assumed ICI Contracts; (v) arising from ICI’s 401(k) plan and the related liabilities listed in Schedule 2.3.1; or (vi) arising from or in connection with the assertion against the ICI Indemnities of any claim relating to any party’s ownership in ICI.

15.2 By ATPA and TBOL. TBOL and ATPA (the "TBOL Indemnitor Parties"), jointly and severally, shall defend, reimburse and indemnify ICI and the ICI Stockholders (“TBOL Indemnities”) and hold the TBOL Indemnities harmless from, against, and in respect of, any and all claims, costs, expenses (including the reasonable fees of counsel), liabilities, obligations, losses, damages, actions, suits, or proceedings of any nature: (i) arising in connection with the breach by the TBOL Indemnitor Parties of any representation, warranty, covenant or obligation made by the TBOL Indemnitor Parties herein; (ii) arising from or in connection with the TBOL Indemnitor Parties' failure to perform any covenant made by the TBOL Indemnitor Parties herein; (iii) arising from or in connection with the assertion against the the TBOL Indemnities of any claim for payment or performance of any obligation, debt, or liability, whether fixed or contingent, in connection with the TBOL Business or the TBOL Assets on account of any matter arising, occurring or taking place prior to the Closing Date; (iv) arising from the Excluded TBOL Liabilities and any contract that is not an Assumed TBOL Contracts; ); (v) arising from TBOL’s 401(k) plan, (v) arising from or in connection with the assertion against the TBOL Indemnities of any claim relating to any party's ownership in TBOL; or (vi) arising from or in connection with the winding up or dissolution of TBOL.

15.3 By VanDeursen. VanDeursen shall defend, reimburse and indemnify all other Parties and hold the other Parties harmless from, against, and in respect of any and all claims, costs, expenses (including the reasonable fees of counsel), liabilities, obligations, losses, damages, actions, suits, or proceedings of any nature: (i) arising in connection with the breach by VanDeursen of any representation, warranty, covenant or obligation made by VanDeursen; and (ii) arising from or in connection with VanDeursen's failure to perform any covenant made by VanDeursen herein.

15.4 By Company. The Company shall defend, reimburse and indemnify the other Parties and hold the other Parties harmless from, against, and in respect of any and all claims, costs, expenses (including the reasonable fees of counsel), liabilities, obligations, losses, damages, actions, suits, or proceedings of any nature arising from or in connection with the assertion against any of the other Parties of any claim for payment or performance of any obligation, debt, or liability, whether fixed or contingent, in connection with (i) the ICI Business, the TBOL Business, the ICI Assets or the TBOL Assets on account of any matter arising, occurring or taking place after the Closing Date; or (ii) arising from the Assumed TBOL Liabilities, the Assumed TBOL Contracts, the Assumed ICI Liabilities or the Assumed ICI Contracts.

16. CONFIDENTIALITY. The Parties will keep the contents of this Agreement in confidence; will not discuss the transactions described herein with any person except their respective accountants and attorneys; and will not otherwise reveal the contents of this Agreement except (a) to the extent necessary to fulfill the conditions of Closing or to satisfy such party's obligations hereunder, or (b) as may be required by applicable law; provided, however each party's obligations under this Section 16 shall cease to apply to any information that becomes generally known in the public realm, other than pursuant to a breach of this Section 16 by such party.

17. TRANSITION.

17.1 TBOL, ATPA and VanDeursen shall cooperate and shall use their commercial reasonable efforts to assist the Company in the smooth transition of the ownership of the TBOL Assets and the TBOL Business; in the assumption of the Assumed ICI Liabilities; in the securing for the Company the services of those TBOL or ATPA employees whom the Company elects to employ; and in the preservation for the Company of the goodwill of TBOL's suppliers, customers, and others having business relations with TBOL and ATPA in connection with the TBOL Business.

17.2 ICI and the ICI Stockholders shall cooperate and shall use their commercial reasonable efforts to assist the Company in the smooth transition of the ownership of the ICI Assets and the ICI Business; in the assumption of the Assumed ICI Liabilities; in the securing for the Company the services of those ICI employees whom the Company elects to employ; and in the preservation for the Company of the goodwill of ICI's suppliers, customers, and others having business relations with ICI in connection with the ICI Business.

18. NOTICES.

18.1 Manner. Any notice or other communication ("Notice") required or permitted under this Agreement shall be in writing and sent by overnight delivery, or certified mail, postage prepaid, return receipt requested.

18.2 Addressee. A Notice shall be addressed as follows:

Notice to ATPA to:

Associated Third Party Administrators
Attention: Rick Stierwalt
1640 South Loop Road
Alameda, California 94502

Notice to TBOL to:

Trust Benefits Online, LLC
Attention: Scott VanDeursen
5980 Horton Street Suite 345
Emeryville, CA 94608

Notice to ICI to:

Information Concepts, Inc.
2200 E. Route 66
Suite 102
Glendora, California 91740
Attn: Bruce L. Biller, President

Notice to ICI Stockholders to:

Information Concepts, Inc.
2200 E. Route 66
Suite 102
Glendora, California 91740
Attn: Bruce L. Biller, President

Notice to Company to:

_____________________________
_____________________________
_____________________________
_____________________________

Notice to VanDeursen to:

Scott VanDeursen
5980 Horton Street Suite 345
Emeryville, CA 94608

18.3 Changes. Either party may designate, by Notice to the other, substitute addresses for Notices, and thereafter, Notices are to be directed to those substitute addresses.

19. MISCELLANEOUS.

19.1 Exhibits and Schedules. Each Exhibit and Schedule attached to this Agreement shall be deemed to be a part of this Agreement to the same extent as if set forth in this Agreement. Each fact or statement recited or contained in any Exhibit or Schedule, certificate or other instrument delivered by or on behalf of any party to this Agreement or in connection with any transaction contemplated by this Agreement shall be deemed to be a representation and warranty by the party. If any Exhibit or Schedule referred to shall not have been attached at the time of execution of this Agreement, or if any Exhibit or Schedule shall be incomplete at the time of execution, it may, upon written approval of the Parties, later be attached or completed.

19.2 Governing Law. The laws of the State of California shall govern the validity and construction of this Agreement and any dispute arising out of or relating to this Agreement, without regard to the principles of conflict of laws.

19.3 Dispute Resolution/Binding Arbitration.

19.3.1 All disputes arising under or in connection with this Agreement or among the Members, shall be submitted to a mutually agreeable arbitrator, or if the parties are unable to agree on an arbitrator within fifteen (15) days after a written demand for arbitration is made by either party, to JAMS/Endispute (“JAMS”) or successor organization, for binding arbitration in Los Angeles County by a single arbitrator who shall be a former California Superior Court judge. Except as may be otherwise provided herein, the arbitration shall be conducted under the California Arbitration Act, Code of Civil Procedure 1280 et seq. The parties shall have the discovery rights provided in Code of Civil Procedure 1283.05 and 1283.1. The arbitration hearing shall be commenced within ninety (90) days after the selection of an arbitrator by mutual agreement or, absent such mutual agreement, the filing of the application with JAMS by either party hereto, and a decision shall be rendered by the arbitrator within thirty (30) days after the conclusion of the hearing. The arbitrator shall have complete authority to render any and all relief, legal and equitable, appropriate under California law, including the award of punitive damages where legally available and warranted. The arbitrator shall award costs of the proceeding, including reasonable attorneys’ fees and the arbitrator’s fee and costs, to the party determined to have substantially prevailed. Judgment can be entered in a court of competent jurisdiction.

19.4 Severability. A ruling by any court that one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect shall not affect any other provision of this Agreement so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Thereafter, this Agreement shall be construed as if the invalid, illegal, or unenforceable provision had been amended to the extent necessary to be enforceable within the jurisdiction of the court making the ruling and to preserve the transactions originally contemplated by this Agreement to the greatest extent possible.

19.5 Counterparts. This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original. In that event, in proving this Agreement it shall only be necessary to produce or account for the counterpart signed by the party against whom the proof is being presented.

19.6 Headings. The section and subsection headings have been included for convenience only, are not part of this Agreement and shall not be taken as an interpretation of any provision of this Agreement.

19.7 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Except as otherwise specifically provided, this Agreement is not intended and shall not be construed to confer upon or to give any person other than the parties any rights or remedies.

19.8 Amendments and Modifications. This Agreement may be amended, waived, changed, modified or discharged only by an agreement in writing signed by the party(ies) against whom enforcement is sought.

19.9 Entire Agreement. This Agreement constitutes the entire agreement between the Parties, and there are no representations, warranties, covenants or obligations except as set forth in this Agreement. This Agreement supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, written or oral, of the parties, relating to any transaction contemplated by this Agreement.

19.10 Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver of that term, covenant or condition or of any other term, covenant or condition of this Agreement. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of that right or power at any other time.

19.11 Costs of Litigation. If either Party files suit to enforce its rights under this Agreement, the substantially prevailing party shall be entitled to recover from the other party all expenses incurred by it in preparing for and in trying the case, including, but not limited to, investigative costs, court costs and reasonable attorneys' fees (including expenses incurred to collect those expenses).

19.12 Further Assurances. The Parties shall execute and deliver or cause to be executed and delivered all further instruments and documents and shall take any other action as may be reasonably required to more effectively carry out the terms and provisions of this Agreement.

19.13 Construction. Each Party has participated to a significant degree in the drafting and preparation of this Agreement. No provision of this Agreement shall be construed against any party on the basis of that party's being the "drafter."

19.14 Word Forms. Wherever used in this Agreement, the singular shall include the plural, and the plural shall include the singular. The use of any gender, tense or conjugation shall include all genders, tenses and conjugations.

19.15 Tax Consequences. No Party to this Agreement shall have recourse against any other party by reason that the execution of this Agreement or consummation of any transaction contemplated by this Agreement has or does not have any particular effect or result under the federal or any state or local tax law.

19.16  Assignment. No Party shall transfer or assign any or all of its rights or interests under this Agreement or delegate any of its obligations without the prior written consent of the other party(ies).

19.17 Consents. In any instance where the consent of a party is required by this Agreement, the Party may withhold or delay that consent in its sole and absolute discretion.
[Signatures on following page.]

IN WITNESS WHEREOF, the parties have entered into this Agreement as the date set forth above.

ASSOCIATED THIRD PARTY ADMINISTRATORS	TRUST BENEFITS ONLINE, LLC

By: /s/ Richard Stierwalt	By: /s/ Scott Van Deursen
Name: Richard Stierwalt Title: President/CEO	Name: Scott Van Deursen Title: President

INFORMATION CONCEPTS, INC.	BENEFITS TECHNOLOGIES, LLC

By: /s/ Bruce L. Biller	By: /s/ Scott Van Deursen
Name: Bruce L. Biller Title: President	Name: Scott Van Deursen Title: CEO

By: /s/ Bruce L. Biller
Name: Bruce L. Biller Title: President, ICI

By:
Name: Title:

/s/ Bruce L. Biller

Bruce L. Biller

/s/ Ronald Jensen

Ronald Jensen

Scott VanDeursen

Scott VanDeursen

ASSET CONTRIBUTION AND COMBINATION AGREEMENT

TABLE OF EXHIBITS AND SCHEDULES

Exhibit A - Form of Subordinated Promissory Note

Exhibit B - Intercreditor Agreement

Exhibit C - License Agreement

Exhibit D - LLC Agreement

Exhibit E - Consulting Agreement

Exhibit F - Administrative Services Agreement

Exhibit G - Bill of Sale (TBOL)

Exhibit H - TBOL Assignment Agreement

Exhibit I - Form of Business Protection Agreement

Exhibit J -Secretary's Certificate - TBOL

Exhibit K - Secretary's Certificate - ATPA

Exhibit L - Closing Certificate - TBOL

Exhibit M - Closing Certificate - ATPA

Exhibit N - Bill of Sale (ICI)

Exhibit O - ICI Assignment Agreement

Exhibit P - Secretary's Certificate - ICI

Exhibit Q - Closing Certificate - ICI

Schedule 1.1.3 - TBOL Assets

Schedule 1.1.4 - ATPA Assets

Schedule 1.2.1- Assumed TBOL Contracts

Schedule 1.2.3 - Assumed TBOL Liabilities

Schedule 1.2.4 - Excluded TBOL Liabilities

Schedule 2.1 - ICI Assets

Schedule 2.2 - Excluded ICI Assets

Schedule 2.3.1 - Excluded ICI Liabilities

Schedule 2.3.2 - Assumed ICI Contracts

Schedule 2.3.4 - Assumed ICI Liabilities

Schedule 7.5 - Title to TBOL Assets

Schedule 7.6 - Tangible TBOL Personal Property

Schedule 7.7 - Intangible TBOL Personal Property

Schedule 7.8 - Contracts (TBOL/ATPA)

Schedule 7.9 - Consents and Approvals (TBOL/ATPA)

Schedule 7.15 - Financial Statements (TBOL)

Schedule 7.19 - Employee Benefits (TBOL)

Schedule 7.23 - Employees (TBOL)

Schedule 7.24 - Absence of Certain Changes and Events (TBOL/ATPA)

Schedule 8.3 -No Violation (ICI)

Schedule 8.4 -Title to Assets (ICI)

Schedule 8.5 -Tangible ICI Personal Property

Schedule 8.6 - Intangible ICI Personal Property

Schedule 8.7 - Contracts (ICI)

Schedule 8.8 - Consents and Approvals (ICI)

Schedule 8.10 - Suits and Proceedings (ICI)

Schedule 8.12 - Compliance with Laws (ICI)

Schedule 8.13 - Tax Returns (ICI)

Schedule 8.14 - Financial Statements (ICI)

Schedule 8.18 - Employee Benefits (ICI)

Schedule 8.22 - ICI Employees

Schedule 8.23 - Absence of Certain Changes and Events (ICI)